Exhibit 10.8

TERM LOAN AND SECURITY AGREEMENT

Dated as of November ____, 2008

Among

CAPITAL GROWTH SYSTEMS, INC.,
GLOBAL CAPACITY GROUP, INC.,
CENTREPATH, INC.,
20/20 TECHNOLOGIES, INC.,
20/20 TECHNOLOGIES I, LLC,
NEXVU TECHNOLOGIES, LLC,
FNS 2007, INC.,
MAGENTA NETLOGIC LIMITED,
CAPITAL GROWTH ACQUISITION, INC., and
VANCO DIRECT USA, LLC, t/b/k/a GLOBAL CAPACITY DIRECT, LLC
(as Borrowers),

THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,
(as Lenders),

and

ACF CGS, L.L.C.
(as Agent)

Attachments:

Addendum
Exhibit A - Lender and Lenders’ Commitment
Exhibit B - Form of Compliance Certificate
Exhibit C - Form of Term Note
Exhibit D - Employment Agreements

TERM LOAN AND SECURITY AGREEMENT

This TERM LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of the ___ day of September, 2008 among CAPITAL GROWTH SYSTEMS, INC., a Florida corporation (“Parent”), GLOBAL CAPACITY GROUP, INC., a Texas corporation (“GCG”), CENTREPATH, INC., a Delaware corporation (“Centrepath”), 20/20 TECHNOLOGIES, INC., a Delaware corporation (“20/20 Inc.”), 20/20 TECHNOLOGIES I, LLC, a Delaware limited liability company (“20/20 LLC”), NEXVU TECHNOLOGIES, LLC, a Delaware limited liability company (“Nexvu”), FNS 2007, INC., a Delaware corporation (“FNS”), MAGENTA NETLOGIC LIMITED, a company incorporated under the laws of England and Wales (“Magenta”), CAPITAL GROWTH ACQUISITION, INC., a Delaware corporation (“CG Acquisition”), VANCO DIRECT USA, LLC, t/b/k/a Global Capacity Direct, LLC, a Delaware limited liability company (“Vanco”; Parent, GCG, Centrepath, 20/20 Inc., 20/20 LLC, Nexvu, FNS, Magenta, CG Acquisition and Vanco are referred to herein individually as a “Borrower” and collectively as the “Borrowers”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”) and ACF CGS, L.L.C., a Delaware limited liability company, as agent for the Lenders (in such capacity, together with any successors in such capacity, the “Agent”).

RECITALS:

WHEREAS, Borrowers have requested that the Lenders provide Borrowers with a secured term loan and Lenders are willing to provide a secured term loan to Borrowers on the terms set forth herein, which secured term loan Borrowers will use for the purposes permitted hereunder; and

WHEREAS, Borrowers’ business is a mutual and collective enterprise and Borrowers believe that the consolidation of the secured term loan and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of Borrowers and facilitate the administration of their loan relationship with Agent and each of the Lenders, all to the mutual advantage of Borrowers; and

WHEREAS, each Borrower acknowledges that it will receive substantial direct and indirect benefits by reason of the making of the secured term loan and other financial accommodations to Borrowers as provided in this Agreement, by virtue of Borrowers’ various inter-relationships as joint guarantors or joint obligors and the beneficiaries thereof, as lessors and lessees, as suppliers and customers, and as joint venturers; and

WHEREAS, Lender’s willingness to extend financial accommodations to Borrowers, and to administer Borrowers’ collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers’ request and in furtherance of Borrowers’ mutual and collective enterprise.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

1. Definitions. For purposes of this Agreement:

“20/20 Inc. Stock Pledge Agreement” means that certain Pledge Agreement dated as of the date hereof, granted by 20/20 Inc. in favor of the Agent, on behalf if itself and the Lenders, with respect to its Stock in 20/20 LLC.

“20/20 LLC Stock Pledge Agreement” means that certain Pledge Agreement dated as of the date hereof, granted by 20/20 LLC in favor of the Agent, on behalf of itself and the Lenders, with respect to its Stock in Magenta.

“Accounts” means all presently existing or hereafter arising accounts receivable due each Borrower (including medical and health-care-insurance receivables), book debts, notes, drafts and acceptances and other forms of obligations now or hereafter owing to each Borrower, whether or not arising from the sale or lease of goods or the rendition of services by such Borrower (including any obligation that might be characterized as an account, contract right, general intangible or chattel paper under the UCC), all of each Borrower’s rights in, to and under all purchase orders now or hereafter received by such Borrower for goods and services, all proceeds from the sale of Inventory, all monies due or to become due to each Borrower under all contracts for the sale or lease of goods or the rendition of services by such Borrower (whether or not yet earned) (including the right to receive the proceeds of said purchase orders and contracts), all amounts payable to each Borrower under any insurance policy, all collateral security and guarantees of any kind given by any obligor with respect to any of the foregoing, and all goods returned to or reclaimed by each Borrower that correspond to any of the foregoing.

“Account Control Agreements” shall mean collectively, the Private Bank Account Control Agreement and the HSBC Account Control Agreement.

“Acquisition” means the acquisition by CG Acquisition of 100% of the membership interests of Vanco pursuant to the Acquisition Documents.

“Acquisition Documents” means the Interest Purchase Agreement and the Management Services Agreement, together with all other agreements, instruments, opinions of counsel and other documents executed and/or delivered in connection with the Acquisition.

“Addendum” means the Addendum to Term Loan and Security Agreement attached hereto, as the same may be amended and in effect from time to time.

“Adjusted Working Capital” means the remainder of (a) the consolidated current assets of the Borrowers minus the amount of cash and cash equivalents included in such consolidated current assets, minus (b) the consolidated current liabilities of the Borrowers minus the amount of consolidated short-term Indebtedness (including current maturities of long-term Indebtedness) of the Borrowers included in such consolidated current liabilities.

“Affiliate” means, with respect to a Person, (a) any family member, officer, director, employee or managing agent of such Person, and (b) any other Person (i) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) that, directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a subsidiary of such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

“Agent” has the meaning set forth in the preamble hereto.

“Agent Advances” has the meaning specified therefor in Section 14(h).

“Agreement Date” means the date as of which this Agreement is dated.

“Annualized EBITDA” shall mean the trailing period EBITDA annualized to twelve (12) months.

“Applicable Authorization States” means the states of Arizona, Delaware, Georgia, Indiana, Pennsylvania, Tennessee and West Virginia.

“Applicable Margin” means the rate of interest to be paid on the unpaid principal amount of the Term Note from and after the Agreement Date. For the period from and after the Agreement Date, the Applicable Margin shall be 14% per annum payable monthly, of which 9% shall be paid in cash, and 5% shall be capitalized, compounded and added to the unpaid principal amount of the Term Note monthly (whereupon from and after such date such additional amounts shall also accrue interest) (such interest, “PIK Interest”).

“Applicable Rate” means a rate equal to the sum of (i) the Prime Rate, plus (ii) the Applicable Margin.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in form approved by the Agent.

“Borrowers’ Agent” means Parent, in its capacity as agent for itself and the other Borrowers pursuant to Section 2(j).

“Borrower Asset Sales” has the meaning set forth in Section 2(c)(i).

“BT Receivable” means those certain receivables related to Magenta invoices OPT-20080807-1 and OPT-20080331-2 as defined in the BT Receivables Agreement.

“BT Receivables Agreement” means that certain Second Amendment to British Telecommunications and Magenta netLogic Ltd. Camera Agreement 10693 dated September 30, 2008.

“BT Receivable Payment” means any cash received by a Borrower with respect to the BT Receivable.

“Business Day” means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of New York or which is a day on which Agent is otherwise closed for transacting business with the public.

“Capitalized Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Cash Balance” means, at any time, unrestricted cash and cash equivalents of Borrowers, on deposit with (i) the Depository Bank and subject to the Private Bank Account Control Agreement, and (ii) HSBC USA, National Association and subject to the HSBC Account Control Agreement.

“CG Acquisition Stock Pledge Agreement” means that certain Pledge Agreement dated as of the date hereof, granted by CG Acquisition in favor of Agent, on behalf of itself and the Lenders, with respect to its Stock in Vanco.

“Collateral” has the meaning set forth in Section 5(a).

“Commitment” means with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrowers in the amount set forth in Exhibit A hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Credit Party” means each Borrower, any other Person primarily or secondarily, directly or indirectly, liable on any of the Obligations, or any other Person which has granted a Lien on any assets of such Person as collateral for any of the Obligations, and “Credit Parties” means all of the foregoing Persons collectively.

“Customer” means any customer of any Borrower.

“Debenture Documents” means the Debenture Purchase Agreements and all debentures, security agreements, guarantees and other agreements executed and/or delivered in connection with the Debenture Indebtedness.

“Debenture Indebtedness” means Indebtedness of Parent (which is guaranteed by certain other Borrowers) evidenced by the debentures issued pursuant to the Debenture Purchase Agreements, as described in Item 9 of the Addendum.

“Debenture Intercreditor Agreement” means that certain Debt Subordination and Intercreditor Agreement dated on or about the Agreement Date among Agent, for the benefit of the Agent and the Lenders, and the Debenture Purchasers.

“Debenture Purchasers” means the Purchasers under and as defined in the Debenture Purchase Agreements and any successor holders of Debenture Indebtedness permitted under the Debenture Intercreditor Agreement.

“Debenture Purchase Agreements” mean each of: (a) that certain Securities Purchase Agreement dated as of March 11, 2008, among Parent and the Debenture Purchasers party thereto, as modified and amended pursuant to that certain Consent, Waiver, Amendment and Exchange Agreement dated on or about the Agreement Date, pursuant to which Parent agrees to issue debentures to such Debenture Purchasers to cover the outstanding interest payable for the remainder of the terms of their original debentures and to cover the remaining penalties associated with failure to meet the maximum negotiated obligations pursuant to the Registration Rights Agreement between Parent and such Debenture Purchasers; (b) that certain Note Purchase Agreement dated as of September 25, 2008, between Parent and Aequitas Catalyst Fund, LLC –Series B; (c) that certain Securities Purchase Agreement dated on or about the Agreement Date among Parent and the Debenture Purchasers party thereto; and (d) the Interest Purchase Agreement to the extent the same provides, for the issuance of a debenture to the Administrator in the original principal amount of $4,000,000.

“Depository Bank” shall mean The Private Bank and Trust Company, its successors and assigns, in its capacity as the provider of cash management services to the Borrowers.

“Default” has the meaning set forth in Section 13(a).

“EBITDA” means for Borrowers on a consolidated basis, net income (excluding non-recurring gains and extraordinary gains) before provision for interest expense, taxes, depreciation, amortization, and financing and transaction fees relating to the initial closing of this Agreement and the Acquisition ,determined in accordance with GAAP, and excluding, in any event, any non-cash impact on income or loss from application of variable accounting rules or requirements, and any expenses associated with original issue discounts and Stock based compensation.

“Employment Agreements” means, collectively, the Employment Agreements between Parent and each of (i) Patrick C. Shutt, (ii) George A. King, (iii) Robert A. Pollan, (iv) Jim McDevitt, and (v) Chris Conant, each as attached hereto as Exhibit D.

“Equipment” means all of each Borrower’s machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property of every kind and description, together with all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

“Excess Cash Flow” means, with respect to any fiscal period for the Borrowers on a consolidated basis determined in accordance with GAAP, (a) EBITDA, plus (b) any net decrease (or minus any net increase) in Adjusted Working Capital during such period, minus (c) the sum of (i) the cash portion of interest actually paid during such period, (ii) the cash portion of income taxes paid during such period, (iii) all principal payments made in cash with respect of the Term Loan (if any), and (iv) the cash portion of capital expenditures made during such period and in accordance with Item 21 of the Addendum.

“Excluded Equipment” means the Equipment owned by any Borrower or Vanco, as the case may be, and used in connection with the delivery of telecommunications services as part of the respective business operations of any Borrower or Vanco within the Applicable Authorization States.

“Extraordinary Receipts” means any cash received by a Borrower with respect to (a) federal and state tax refunds (but only to the extent such state tax refunds exceed $25,000, in the aggregate in any fiscal year), (b) pension plan reversions, (c) proceeds of insurance (including key man life insurance and, unless Agent provides its prior written consent otherwise, business interruption insurance, but excluding any casualty insurance), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, including without limitation, awards or settlements in respect of condemnation and eminent domain proceedings, (e) indemnity payments, (f) any purchase price adjustment received in connection with any purchase agreement (other than relating to ordinary purchases of goods and services in the ordinary course of business), excluding in all events, any future proceeds from the previous asset sale transactions involving Nexvu or FNS, and (g) at any time that a Default shall exist and at the sole discretion of Agent, any other cash received by a Borrower not in the ordinary course of business.

“FCC” means the U.S. Federal Communications Commission.

“Final Closing” means the release from escrow of the Purchased Membership Interests pursuant to the Acquisition Documents.

“Funding Date” means a date (i) no later than one (1) Business Day following the delivery of notification to the Agent, in form and substance satisfactory to Agent in its sole discretion, that the STA Requests (as such term is defined in the Interest Purchase Agreement) have been approved and (ii) on which satisfaction of the applicable conditions set forth in Item 2 of the Addendum have occurred.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and applied on a consistent basis.

“General Intangibles” means all of each Borrower’s present and future general intangibles and all other presently owned or hereafter acquired intangible personal property of each Borrower (including payment intangibles, all rights under insurance policies and any and all choses or things in action, goodwill, patents and patent applications, trade names, servicemarks, trademarks and trademark applications, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, software, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, tax refunds and tax refund claims) other than Goods and Accounts, as well as each Borrower’s books and records relating to any of the foregoing.

“Goods” means all of each Borrower’s present and hereafter acquired goods, as defined in the UCC, wherever located, including imbedded software to the extent included in “goods” as defined in the UCC, manufactured homes, and standing timber that is to be cut and removed for sale.

“Governing Documents” shall mean, with respect to any Person, its certificate or articles of incorporation, certificate of formation, or, as the case may be, certificate of limited partnership, its by-laws, operating agreement or, as the case may be, partnership agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Stock.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof, including, without limitation, any domestic and international Section 214 authorizations from the FCC and certificates of public convenience and necessity or the equivalent from various state telecommunications regulatory commissions.

“HSBC Account Control Agreement” shall mean the Account Control Agreement dated on or about the Agreement Date, among the Agent, for the benefit of the Agent and the Lenders, the Borrowers and HSBC USA, National Association.

“Indebtedness” shall mean the aggregate amount of, without duplication, (a) all obligations of each Borrower for borrowed money, (b) all obligations of each Borrower evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of each Borrower to pay the deferred purchase price of property or services (excluding trade payables that are aged less than ninety (90) days), (d) all Capitalized Lease Obligations of each Borrower, (e) all obligations or liabilities of any other Person secured by a Lien on any asset of any Borrower, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by any Borrower; and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of any Borrower.

“Intellectual Property” means any and all licenses, patents, copyrights, trademarks, designs and the goodwill associated with such trademarks.

“Interest Expense” means, for any period, the aggregate of the interest expense of the Borrowers for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Purchase Agreement” means that certain Interest and Loan Purchase Agreement dated as of November 14, 2008 among CG Acquisition, Seller, and the Administrators party thereto.

“Inventory” means all of each Borrower’s inventory as defined in the UCC, together with all of each Borrower’s present and future inventory, including goods held for sale or lease or to be furnished under a contract of service and all of each Borrower’s present and future raw materials, work in process, finished goods, shelving and racking upon which the inventory is stored and packing and shipping materials, wherever located, and any documents of title representing any of the above.

“Investment” shall mean the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, any Person.

“Lien” means any security interest, security title, mortgage, deed to secure debt, deed of trust, lien, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind in respect of any property, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Loan Documents” means, collectively, this Agreement and all other agreements, instruments, certificates and other documents executed and/or delivered in connection with this Agreement, including collateral documents, security agreements, pledges, guaranties, mortgages, deeds of trust, assignments, subordination agreements, intercreditor agreements, warrants and registration rights agreements (it being understood, however, that any termination of this Agreement shall not terminate or otherwise limit Agent’s or any Lender’s rights under any such warrant, registration rights agreement or other related document unless Agent expressly so agrees in writing) and all other agreements executed or delivered by any Borrower or any other Credit Party or any Affiliate of any Borrower or any other Credit Party pursuant hereto or in connection herewith.

“Magenta Account” has the meaning set forth in Section 7(k)(ii).

“Magenta Three-Party Account Agreement” shall mean the Three-Party Account Agreement dated on or about the Agreement Date, among the Agent, for the benefit of the Agent and the Lenders, Magenta and HSBC Bank, plc.

“Management Services Agreement” means that certain Management Services Agreement dated as of November 14, 2008, among CG Acquisition, Seller, and the Administrators party thereto.

“Material Adverse Effect” shall mean any state of facts, events, changes or effects that is materially adverse to or materially impairs: (a) the business, results of operations, properties, assets, condition (financial or otherwise) or prospects of the Borrowers taken as a whole; (b) the ability of Borrowers to perform the Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or any of the Lenders to enforce any of its rights or remedies with respect to the Obligations or under the Loan Documents; or (c) the Collateral (including the value and condition thereof) or Agent’s or any Lender’s Liens on the Collateral or the priority of such Liens.

“Material Contract” means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $250,000 or more, (ii) the Acquisition Documents and (iii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

“Monthly Recurring Circuit Revenue” means the aggregate monthly invoice amount for all monthly billings issued by any of the Borrowers with respect to their circuit business. The monthly recurring circuit revenue will equal the total monthly billing amount determined as of the date the Borrowers issue their monthly invoices (usually the 1st day of the month).

“Negotiable Collateral” means all of each Borrower’s present and future letters of credit, advises of credit, notes, drafts, instruments, and documents, including, without limitation, bills of lading, leases, and chattel paper, and each Borrower’s books and records relating to any of the foregoing.

“Net Cash Proceeds” means:

(a) with respect to any sale or disposition by a Borrower of property or assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of a Borrower, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii)  all fees, commissions, and expenses related thereto and required to be paid by a Borrower in connection with such sale or disposition and (iii) taxes paid or payable to any taxing authorities by a Borrower in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of a Borrower, and are properly attributable to such transaction;

(b) with respect to the issuance or incurrence of any Indebtedness by a Borrower, or the issuance by a Borrower of any shares of its Stock (excluding sales of Stock in the Parent pursuant to warrants or options in existence as of the date hereof), the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of a Borrower in connection with such issuance or incurrence, after deducting therefrom only (i) all fees, commissions, and expenses related thereto and required to be paid by a Borrower in connection with such issuance or incurrence, and (ii) taxes paid or payable to any taxing authorities by a Borrower in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of a Borrower, and are properly attributable to such transaction; and

(c) with respect to any Extraordinary Receipts received by a Borrower, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of a Borrower, in connection therewith after deducting therefrom only (i)  all fees, commissions, and expenses related thereto and required to be paid by a Borrower in connection with such Extraordinary Receipts and (ii) taxes paid or payable to any taxing authorities by a Borrower in connection with such Extraordinary Receipts, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of a Borrower, and are properly attributable to such Extraordinary Receipts.

“New Lending Office” has the meaning set forth in Section 2(o).

“Nexvu Stock Pledge Agreement” means that certain Pledge Agreement dated as of the date hereof, granted by Nexvu in favor of Agent, on behalf of itself and the Lenders, with respect to its Stock in Nexvu Manager, Inc. and Nexvu APM, LLC.

“Obligations” means all indebtedness, obligations and liabilities of each Credit Party to Agent, any of the Lenders, and any of their Affiliates, individually or collectively, under the Loan Documents, whether now existing or hereafter arising, whether presently contemplated or not, regardless of how the same arise, or whether evidenced by any instrument, agreement or book account, including, but not limited to, the Term Loan (including any modification, renewal or extension), and all interest, taxes, fees, charges, expenses, indemnity obligations and attorney’s fees (whether or not such attorney is a regularly salaried employee of Agent or any of the Lenders or any of their Affiliates) chargeable to any Credit Party or incurred by Agent or any of the Lenders under this Agreement or any other Loan Document.

“Parent Stock Pledge Agreement” means that certain Pledge Agreement of even date herewith granted by Parent in favor of Agent, on behalf if itself and the Lenders, with respect to its Stock in CentrePath, GCG, 20/20 Inc., FNS, Nexvu and CG Acquisition.

“Participant Register” has the meaning specified therefor in Section 16(f)(vii).

“Permitted Dispositions” means (a) sales or other dispositions of Inventory and Equipment that is substantially worn, damaged, or obsolete or no longer used or usable in the business of the Borrowers, in each case, in the ordinary course of business and for fair consideration and on terms no less favorable to the Borrowers than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, and (b) sales of Inventory to buyers in the ordinary course of business.

“Permitted Indebtedness” shall mean and include: (a) the Obligations; (b) Indebtedness arising from the endorsement of instruments in the ordinary course of business of a Borrower; (c) Subordinated Debt; (d) Indebtedness existing as of the date hereof to the extent listed on Item 9 of the Addendum; (e) Indebtedness in connection with purchase money security interests constituting Permitted Liens and Capitalized Leases not to exceed, in aggregated principal amount for all Borrowers on a consolidated basis, the amount set forth on Item 20 of the Addendum at any one time outstanding; (f) Indebtedness consisting of reimbursement obligations under surety, indemnity, performance, release and appeal bonds and guarantees thereof and letters of credit issued to landlords in the ordinary course of business of a Borrower; and (g) extensions, refinancings, refundings, renewals, modifications, amendments and restatements of any Permitted Indebtedness that do not increase the principal amount or interest rate per annum thereof, shorten the maturity thereof or accelerate the principal payments thereof.

“Permitted Investments” shall mean and include: (a) deposit accounts with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation in which Agent has a perfected, first-priority security interest, and up £75,000 at any time in the Magenta Account, as disclosed to Agent on Item 14 of the Addendum, in the United Kingdom without such a security interest and provided such account shall be maintained at all times in accordance with the terms of Section 7(k)(ii) of this Agreement; (b) Investments in money market accounts maintained by banks or financial institutions having a net worth of not less than $50,000,000 in which Agent has a perfected, first-priority security interest; (c) Investments in certificates of deposit maintained by banks or financial institutions having a net worth of not less than $50,000,000 in which Agent has a perfected, first-priority security interest; (d) Investments in marketable obligations issued or fully guaranteed by the United States, or any agency thereof, and maturing not more than one (1) year from the date of acquisition; (e) Investments in open market commercial paper rated at least “A1” or “P1” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof; (f) Investments existing on the date hereof to the extent listed on Item 7 of the Addendum; (g) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business of a Borrower, but only to the extent the same are entered into to hedge risk and not for speculation; (h) Investments not to exceed $100,000 in the aggregate in any fiscal year consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business of the Borrowers; and (i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business the Borrowers.

“Permitted Liens” means (a) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and for which appropriate reserves have been established in accordance with GAAP; (b) deposits or pledges to secure (i) statutory obligations, (ii) surety or appeal bonds, (iii) bonds for release of attachment, stay of execution or injunction; (iv) the performance of bids, tenders or contracts (other than for the repayment of borrowed money); (v) indemnity, performance or other bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money); and (vi) obligations to landlords in the ordinary course of business of the Borrowers; (c) statutory Liens on property arising in the ordinary course of business which, in the aggregate, do not materially impair the use of such property or materially detract from the value of such property; (d) Liens existing on the Agreement Date and described on Item 1 of the Addendum; (e) Liens on Equipment securing all or part of the purchase price of such Equipment; provided, however, that (i) such Lien is created contemporaneously with the acquisition of such Equipment, (ii) such Lien attaches only to the specific items of Equipment so acquired, and (iii) such Lien secures only the Indebtedness incurred to acquire such Equipment; (f) so long as the Debenture Intercreditor Agreement is in full force and effect, Liens on all or substantially all assets of Borrowers in favor of the Debenture Purchasers to secure the Debenture Indebtedness, including the indebtedness described in Item 9 of the Addendum; (g) Liens arising from judgments, decrees or attachments that do not constitute a Default under this Agreement; and (h) Liens in favor of Agent or any of the Lenders securing any of the Obligations.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“PIK Interest” has the meaning set forth in the definition of “Applicable Margin”.

“Prime Rate” means, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate” (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks). In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by Agent. Notwithstanding the foregoing, for purposes of this Agreement, at no time shall the Prime Rate be less than five percent (5.0%) per annum. The Prime Rate may not be the lowest or best rate at which Agent calculates interest or the Lenders extend credit. Any change in the Prime Rate shall be effective for purposes of calculating interest hereunder as of the date of such change.

“Private Bank Account Control Agreement” shall mean the Account Control Agreement dated on or about the Agreement Date, among the Agent, for the benefit of the Agent and the Lenders, the Borrowers and the Depository Bank.

“Pro Rata Share” means the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the Total Commitment.

“Purchased Membership Interests” means the membership interests of Vanco to be purchased by CG Acquisition pursuant to the Acquisition Documents.

“Recurring Circuit Margin” means for a particular measurement period (i) the difference between the Monthly Recurring Circuit Revenue for the months comprising such measurement period and (ii) the direct cost to Borrowers of any circuits included within Monthly Recurring Circuit Revenue for the months included within such measurement period, but excluding any costs which are non-recurring.

“Register” has the meaning set forth in Section 16(f)(iv).

“Registered Loan” has the meaning set forth in Section 16(f)(iv).

“Required Lenders” means Lenders whose Pro Rata Shares aggregate at least 50.1%.

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Seller” means Vanco plc (in administration), a United Kingdom corporation.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act) or equivalent securities issued by Magenta or any other foreign subsidiary.

“Strategic Sourcing Business Unit” means the segment of the Borrowers’ business that provides network services for clients, including design, installation, provisioning, management and monitoring of circuits.

“Subordinated Debt” means (a) so long as the Debenture Intercreditor Agreement remains in full force and effect, the Debenture Indebtedness, and (b) all of the Indebtedness owed by any Borrower to any other Person, the repayment of which is subordinated to the repayment of the Obligations pursuant to the terms of a subordination agreement approved by Agent and the Required Lenders in writing in their sole discretion.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or managing member or may exercise the powers of a general partner whether directly or indirectly, and (c) any other Person (other than a corporation, limited liability company or partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Term Loan” has the meaning set forth in Section 2(a).

“Term Note” has the meaning set forth in Section 2(b).

“Total Commitment” means the sum of the amounts of the Lenders' Commitments.

“Transferee” has the meaning set forth in Section 2(o).

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, however, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

Other Definitional Provisions. References to the “Addendum” or any “Section” or “Exhibit” refer to the Addendum or a section or exhibit, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement: words importing any gender include the other genders; the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement; references to any Person includes their respective permitted successors and assigns or people succeeding to the relevant functions of such Persons; any and all terms which are defined in the UCC and are not defined herein shall be construed and defined in accordance with the definition of such terms under the UCC; all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; all references to time of day shall refer to New York, New York time; and all references to financial calculations or statements on a “consolidated” basis mean calculations or statements that reflect information and results with respect to Borrowers and no other Person. Unless otherwise specifically indicated, all monetary amounts and references herein refer to United States dollars, and all amounts to be loaned and paid hereunder shall be in United States dollars. In the event that Agent receives any payment in any currency other than United States dollars, Agent shall determine the conversion rate with respect to such amount in its reasonable discretion for purposes of determining the amount of the Obligations that have been satisfied.

2. Borrowing and Terms of Payment.

(a) The Term Loan. Subject to the terms and conditions set forth in this Agreement, each Lender, simultaneously and proportionately to their Pro Rata Shares of the Total Commitment, agrees to make a term loan in favor of the Borrowers to be funded on the Funding Date (the “Term Loan”). Any portion of the Total Commitment not funded on the Funding Date, shall not be available to the Borrowers without the Agent’s express written consent. Subject to satisfaction of the applicable conditions set forth in Item 2 of the Addendum, on the Funding Date each Lender shall disburse the proceeds of the Term Loan to the Borrowers or as the Borrowers’ Agent shall request in writing. Amounts repaid in respect of the Term Loan may not be reborrowed.

(b) The Term Note. The Term Loan shall be evidenced by separate promissory notes of the Borrowers in the form of Exhibit C attached hereto payable to each Lender (the “Term Note”) in the original principal amount of such Lender’s Commitment, dated as of the Agreement Date (or such other date on which a Lender may become a party hereto in accordance with Section 16(f) hereof) and completed with appropriate insertions.

(c) Mandatory Prepayments.

(i) Immediately upon the receipt by any Borrower of the proceeds of any voluntary or involuntary sale or disposition by any Credit Party of property or assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions) (“Borrower Asset Sales”), Borrowers shall prepay the outstanding principal amount of the Obligations (including, without limitation, any fees pursuant to Section 3(c) due and payable on the amount so prepaid) in an amount equal to 100% of the Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such Borrower Asset Sale; provided that, solely in respect of any Borrower Asset Sales, so long as (A) no Default shall have occurred and is continuing, (B) Borrower’s Agent shall have given Agent prior written notice of Borrowers’ intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition, (C) the monies are held in a cash collateral account in which Agent, for the benefit of the Agent and the Lenders has a perfected first priority security interest, and (D) Borrowers complete such replacement, purchase, or construction within 90 days after the initial receipt of such monies, Borrowers shall have the option to apply such monies to the costs of replacement of the property or assets that are the subject of such sale or disposition unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to Agent for application against the Obligations. Nothing contained in this Section 2(c)(i) shall permit any Borrower to sell or otherwise dispose of any property or assets other than in accordance with the terms and conditions of this Agreement.

(ii) Immediately upon the receipt by any Borrower of any Extraordinary Receipts, Borrowers shall prepay the outstanding principal amount of the Obligations (including, without limitation, any fees pursuant to Section 3(c) due and payable on the amount so prepaid) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Extraordinary Receipts.

(iii) Immediately upon the issuance or incurrence by any Borrower of any Indebtedness (other than Indebtedness permitted hereunder) or the issuance by any Borrower of any shares of such Borrower’s Stock (excluding sales of Stock of the Parent pursuant to warrants or options in existence as of the date hereof) Borrowers shall prepay the outstanding principal amount of the Obligations (including, without limitation, any fees pursuant to Section 3(c) due and payable on the amount so prepaid) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such issuance or incurrence. The provisions of this Section 2(c)(iii) shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms and conditions of this Agreement.

(iv) No later than two (2) Business Days following the receipt by any Borrower of any BT Receivable Payment, Borrowers shall prepay the outstanding principal amount of the Obligations in an amount equal to sixty-six percent (66%) of the BT Receivable Payment received by such Person. A payment hereunder shall not constitute a prepayment for purposes of any fees payable under Item 5 of the Addendum.

(v) Within ten (10) days following delivery to Agent and the Lenders of Borrowers’ monthly financial statements pursuant to Section 9(a) for the month ended December 31, 2009 or, if such financial statements are not delivered to Agent and the Lenders on the date such statements are required to be delivered pursuant to Section 9(a), ten (10) days after the date such statements are required to be delivered to Agent and the Lenders pursuant to Section 9(a), Borrowers shall prepay the outstanding principal amount of the Obligations in an amount equal to 50% of the Excess Cash Flow of the Borrowers for fiscal year 2009. If the information in the Borrowers’ audited financial statements delivered pursuant to Section 9(a) for fiscal year 2009 proves to be incorrect such that the Borrowers have overpaid the Excess Cash Flow payment referred to herein, then the Agent shall credit such overpayment to any interest then due and payable, if any, or the Borrowers’ next scheduled payment of interest if no interest is then due and payable. If the information in the Borrowers’ audited financial statements delivered pursuant to Section 9(a) for fiscal year 2009 proves to be incorrect such that the Borrowers have underpaid the Excess Cash Flow payment referred to herein, then the amount of such underpayment shall be immediately due and payable in cash to the Agent for application to any outstanding Obligations. A payment hereunder shall not constitute a prepayment for purposes of any fees payable under Item 5 of the Addendum.

(d) Voluntary Prepayments. Borrowers may prepay the principal balance of the Term Loan in whole or in part at any time upon at least 30 days’ prior written notice from Borrowers’ Agent to Agent (which notice, once given shall be irrevocable). Any such prepayment of principal shall be accompanied by accrued interest on the amount so prepaid and any fees pursuant to Section 3(c) due and payable on the amount so prepaid. Any portion of the Term Loan prepaid hereunder may not be reborrowed.

(e) Conditions to Obligation to Making of the Term Loan. Borrowers acknowledge that Lenders’ obligation to make the Term Loan to Borrowers is subject to the following terms and conditions:

(i) Agent has no obligation to make the Term Loan to Borrowers or to extend any other financial accommodation to any Borrower unless and until (A) Borrowers deliver to Agent, in form and substance satisfactory to Agent in its discretion, each agreement, instrument, legal opinion and other document specified on Item 2 of the Addendum, and (B) each other condition precedent specified on Item 2 of the Addendum has been satisfied in a manner satisfactory to Agent in Agent’s sole discretion. Once the conditions described in this Section 2(e) have been satisfied in Agent’s sole and absolute discretion, Agent shall provide Lender with a letter confirming same.

(ii) Lenders’ obligation to make the Term Loan to Borrowers and extend other financial accommodations to Borrowers is subject to the conditions that, as of the Agreement Date, (A) no Default will have occurred and be continuing hereunder, (B) there will have occurred no event or circumstance which has had or which could reasonably be expected to have a Material Adverse Effect, (C) Borrowers’ representations and warranties set forth in this Agreement and the other Loan Documents will be true and correct and (D) the Borrowers’ application for Special Temporary Authority has been approved by the applicable governmental authorities, as defined and described in the Interest Purchase Agreement.

(f) Repayment of Term Loan. The entire outstanding principal balance of the Term Loan, together with all accrued and unpaid interest and all other outstanding Obligations, shall be due and payable on the Termination Date as provided for in Item 3 of the Addendum, unless sooner due as a result of acceleration or demand hereunder.  Borrowers shall make each payment required hereunder or under any other Loan Document without setoff, deduction or counterclaim. All payments by Borrowers shall be made to Agent’s for the account of the Lenders or as otherwise directed by the Agent in writing from time to time and shall be made in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein. Any payment received by Agent (or such Person to whom the Agent has directed payment) later than 2:00 p.m. (New York City time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(g) Maturity. This Agreement will continue in full force and effect from the Agreement Date until the Termination Date provided for in Item 3 of the Addendum.

(h) Termination on Default. Notwithstanding the foregoing, should a Default occur and be continuing, Agent will have the right to terminate this Agreement at any time without notice.

(i) Survival. Notwithstanding termination, all the terms, conditions, and provisions hereof (including Agent’s security interest in the Collateral, but excluding any obligations of Agent hereunder) will continue to be fully operative until all Obligations have been fully disposed of, concluded, paid, satisfied, and liquidated (other than inchoate indemnification obligations, unless Agent determines in its reasonable discretion that any such indemnification obligations are likely to become actual obligations and obligations under the warrant and registration rights agreement issued or executed in connection herewith). All indemnification obligations of Borrowers hereunder and under the other Loan Documents shall survive termination of this Agreement and the other Loan Documents.

(j) Borrowers’ Agent. Each Borrower other than Parent hereby appoints Parent, and Parent shall act under this Agreement and the other Loan Documents, as, the agent, attorney-in-fact and legal representative of all Borrowers for all purposes, including receiving account statements and other notices and communications to Borrowers (or any of them) from Agent. Agent, and each of the Lenders, may rely, and shall be fully protected in relying, on any disbursement instruction, report, information or any other notice or communication made or given by Parent, whether in its own name, as Borrowers’ Agent, or on behalf of one or more Borrowers, and Agent and each of the Lenders, shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Borrowers’ obligations hereunder be affected, provided, that the provisions of this paragraph shall not be construed so as to preclude any Borrower from taking actions permitted to be taken by a “Borrower” hereunder.

(k) Joint and Several Liability.

(i) The Term Loan made to Borrowers and all of the other Obligations of Borrowers, including all interest, fees and expenses with respect thereto, shall constitute one joint and several direct and general obligation of all Borrowers. Notwithstanding anything to the contrary contained herein, each Borrower shall be jointly and severally, with each other Borrower, directly and unconditionally liable to Agent and each of the Lenders for all Obligations, it being understood that the Term Loan to each Borrower inures to the benefit of all Borrowers, and that Agent and each of the Lenders are relying on the joint and several liability of Borrowers as co-makers in extending the Term Loan hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Obligation payable to Agent or any of the Lenders, it will forthwith pay the same, without notice or demand, unless such payment is then prohibited by application of law (provided such Obligation shall not be extinguished by any such prohibition).

(ii) No payment or payments made by any Borrower or any other Person or received or collected by Agent from any Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement, and each Borrower shall remain liable for all of the remaining Obligations until the Obligations are paid in full.

(l) Obligations Absolute. Each Borrower agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent or any of the Lenders with respect thereto, unless such payment is then prohibited by applicable law (provided such Obligation shall not be extinguished by any such prohibition.) All Obligations shall be conclusively presumed to have been created in reliance hereon. The Obligations and other liabilities under this Agreement and the other Loan Documents shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (iii) any taking, exchange, release of or non-perfection in any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (iv) any change, restructuring or termination of the corporate or limited liability structure or existence of any Borrower; or (v) any other circumstance which may otherwise constitute a defense available to, or a discharge of, any Borrower. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Agent or any of the Lenders upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

(m) Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of Borrowers provided for in this Agreement shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which one or more other Borrowers may hereafter agree (other than an agreement signed by Agent specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by Agent with respect to any of the Obligations, nor by any other agreements or arrangements whatever with one or more other Borrowers or with any other Person, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations and may be enforced without requiring Agent first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Document and any requirement that Agent protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any Collateral.

(n) Contribution and Indemnification among Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting any of the Term Loan made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then, to the extent that such Borrower has not received the benefit of such repaid Obligations (whether through an inter-company loan or otherwise), the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount (as defined below) and the denominator of which fraction is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the greater of (i) the amount of such repaid Obligations actually received by such Borrower (whether through an inter-company loan or otherwise), and (ii) the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (x) rendering such Borrower “insolvent” within the meaning of Title 11 of the United States Code (the “Bankruptcy Code”), Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (y) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (z) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this paragraph shall be subordinate in right of payment to the prior payment in full of the Obligations.

(o) Non-U.S. Lender. Each Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”), that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a “NonU.S. Lender”) shall deliver to the Agent and the Borrowers two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881 (c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), in each case claiming complete exemption from U.S. Federal withholding tax on payments by the Credit Parties under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, each Non-U.S. Lender shall deliver such forms or any other forms required under applicable law within 20 days after receipt of a written request therefor from the Borrowers or the Agent. Notwithstanding any other provision of this Section 2(o), a Non-U.S. Lender shall not be required to deliver after the date hereof any form pursuant to this Section 2(o) that such Non-U.S. Lender is not legally able to deliver.

3.	Interest and Fees.

(a) Interest on the Term Loan. The Term Note shall bear interest at the Applicable Rate. Interest on the Term Note shall be computed on the basis of the actual number of days elapsed over a year of 360 days. All accrued interest on the Term Note shall be payable monthly in arrears, in cash or in PIK Interest, as specified in the definition of Applicable Margin.

(b) Default Interest. To the extent permitted by law and without limiting any other right or remedy of Agent or any of the Lenders hereunder, whenever there is a Default under this Agreement, the rate of interest on the unpaid principal balance of the Obligations shall, at the option of Agent or the Required Lenders, be increased by adding the default margin identified on Item 4 of the Addendum to the interest rate otherwise in effect hereunder. In addition, upon the occurrence and during the continuation of a Default under this Agreement, all accrued PIK Interest shall immediately become due and payable in full and without any notice, demand or presentment of any kind notwithstanding any acceleration by the Required Lenders hereunder. Agent may charge such default interest rate retroactively beginning on the date the applicable Default first occurred or existed. Borrowers acknowledge that: (i) such additional rate is a material inducement to Lenders to make the Term Loan described herein; (ii) Lenders would not have made the Term Loan in the absence of the agreement of Borrowers to pay such additional rate; (iii) such additional rate represents compensation for increased risk to Lenders that the Term Loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (A) the cost to Agent and each of the Lenders in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Term Loan, and (B) compensation to Agent and each of the Lenders for losses that are difficult to ascertain. In the event of termination of this Agreement by either party hereto, Agent’s and each of the Lenders’ entitlement to this charge will continue until all Obligations are paid in full.

(c) Fees. Borrowers will pay to Agent (to be allocated among the Lenders in accordance with their Pro Rata Shares) the fees set forth in Item 5 of the Addendum.

(d) No Usury. Borrowers acknowledge that Agent does not intend to reserve, charge or collect interest on money borrowed under this Agreement at any rate in excess of the rates permitted by applicable law and that, should any interest rate provided for in this Agreement exceed the legally permissible rate(s), the rate will automatically be reduced to the maximum rate permitted under applicable law. If Agent should collect any amount from Borrowers which, if it were interest, would result in the interest rate charged hereunder exceeding the maximum rate permitted by applicable law, such amount will be applied to reduce principal of the Obligations or, if no Obligations remain outstanding, will be refunded to Borrowers.

4.	Representations and Warranties of Borrowers.

(a) Authority, Compliance with Laws, Litigation, No Material Adverse Change, Etc. Borrowers represent and warrant to Agent and the Lenders that: (i) the exact legal name, type of organization, jurisdiction of organization and organizational identification number of each Borrower are fully and accurately set forth on Item 6 of the Addendum, and each Borrower is duly organized and validly existing under the laws of its jurisdiction of organization; (ii) the execution, delivery, and performance of this Agreement and the other Loan Documents are within each Borrower’s corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, do not violate (A) any Borrower’s constituent documents, any law or regulation, including without limitation, (B) any law or regulation relating to occupational health and safety or protection of the environment, applicable to any Borrower, or any indenture, agreement, or undertaking to which any Borrower is a party or by which any Borrower or any Borrower’s property is bound, except where such violation could not reasonably be expected to have a Material Adverse Effect; (iii) this Agreement and the other Loan Documents to which any Borrower is a party constitute valid, binding and enforceable obligations of each Borrower party thereto in accordance with the terms hereof and thereof, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws applicable to creditors’ rights generally or by generally applicable equitable principles affecting the enforcement of creditors’ rights; (iv) no Borrower has any subsidiaries or other investments in other Persons, except as set forth on Item 7 of the Addendum and except for other Permitted Investments; (v) except as set forth on Item 29 of the Addendum, each Borrower is in compliance in all material respects with all laws, rules and regulations applicable to such Borrower, including laws, rules or regulations concerning the environment, occupational health and safety and pensions or other employee benefits; (vi) except as set forth on Item

8 of the Addendum, there is no litigation or investigation pending against any Borrower (or, so far as any Borrower is aware, threatened) which, if it were decided adversely to such Borrower, could reasonably be expected to have a Material Adverse Effect (taking into account any insurance coverage that has been acknowledged by the insurer); (vii) other than debt that is to be repaid from the Term Loan hereunder, no Borrower is indebted to any other Person for money borrowed nor has any Borrower issued any guaranty of payment or performance by any other Person, except for Permitted Indebtedness; (viii) since the date of the financial statements of Borrowers most recently delivered to Agent, there has been no material adverse change in any Borrower’s business, any Borrower’s financial or operational condition or any Borrower’s business prospects; and (ix) each Borrower is, and after giving effect to the consummation of the Acquisition, the incurrence of the Term Loan under this Agreement and the application of the proceeds of such Term Loan, the Borrowers, on a consolidated basis, will be, solvent and will have sufficient revenues to pay the Borrowers’ obligations as they come due and adequate capital with which to conduct the Borrowers’ business, all determined on a consolidated basis.

(b) Title to Assets, Other Collateral Matters. Borrowers represent and warrant to Agent and the Lenders that: (i) subject to the escrow established for the Purchased Membership Interests pursuant to the Acquisition Documents, Borrowers have good and marketable title to the Collateral, free of all Liens except for Permitted Liens, and no financing statement, mortgage, notice of Lien, deed of trust, security agreement, or any other agreement or instrument creating or giving notice of any Lien against any of the Collateral has been signed, authorized or delivered by any Borrower, except in Agent’s favor for the benefit of the Agent and the Lenders, and except with respect to Permitted Liens; (ii) the Accounts are not subject to any material dispute, claim or right of offset and are validly owing by the applicable Customers and, subject to immaterial exceptions, are collectible by Borrowers in the ordinary course of business; (iii) all Inventory is in good condition, meets all applicable governmental standards and is currently usable or saleable in the ordinary course of the applicable Borrower’s business for a price approximating at least such Borrower’s cost thereof; (iv) all Equipment is in good condition and state of repair, ordinary wear and tear excepted; (v) all Collateral meets applicable government standards in all material respects; (vi) in the past five years, except as set forth on Item 9 of the Addendum (A) no Borrower has used any other legal, trade or fictitious names, and (B) other than the Acquisition, no Borrower has been a party to any merger or purchased assets from any other Person other than in the ordinary course of business; and (vii) the chief executive office and principal place of business of each Borrower, all Inventory, all Equipment and all other Collateral is located at the addresses (including the county) set forth on Item 11 of the Addendum and has not been located at any other location during the five year period prior to the Agreement Date.

(c) Ownership Structure. Borrowers represent and warrant that Item 12 of the Addendum accurately describes the ownership of each Borrower’s capital stock, membership interests or other equity interests.

(d) Acquisition. Borrowers represent and warrant to Agent and the Lenders that (i) Borrowers have furnished to Agent true, complete and correct copies of all of the Acquisition Documents (including any schedules, exhibits and annexes thereto) as in effect on the date hereof; (ii) none of the Acquisition Documents has been amended, supplemented or modified; (iii) the Acquisition Documents constitute the complete understanding among the parties thereto in respect of the Acquisition and the other matters and transactions covered thereby; (iv) each Acquisition Document has been duly executed and delivered by the parties thereto and is a legal, valid and binding obligation of each such party, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles; and (v) the Borrowers are not aware of any fact or circumstance that would prohibit the Acquisition from occurring including, without limitation, the Final Closing.

(e) Consummation of Transactions. Subject to the occurrence of the Final Closing upon satisfaction of the conditions precedent set forth in Section 1.5 of the Interest Purchase Agreement, Borrowers represent and warrant to Agent and the Lenders that, on the Agreement Date, the transactions contemplated by the Acquisition Documents will have been consummated in accordance with all applicable laws (except where such non-compliance could not reasonably be expected to have a Material Adverse Effect) and, except as consented to in writing by Agent, in the manner provided therein in accordance with the terms thereof without any material waivers or amendments thereto, and each of the material conditions to such consummation set forth in the Acquisition Documents shall have been fulfilled without any waiver of any such material conditions. Agent acknowledges that the Purchased Membership Interests shall be held in escrow pursuant to the satisfaction of certain conditions specified in the Interest Purchase Agreement, and Borrowers represent and warrant to Agent and Lenders that (i) the Purchased Membership Interests will be owned by CG Acquisition free of such escrow arrangement or any claim by Seller no later than 90 days after the Agreement Date, and (ii) the Seller has no right to remove the Purchased Membership Interests from such escrow arrangement or otherwise reclaim the Purchased Membership Interests or prevent CG Acquisition from becoming the absolute owner thereof no later than 90 days following the Agreement Date.

(f) Licenses and Governmental Approvals. Borrowers represent and warrant to Agent and Lenders that, except for those Governmental Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect, (i) each Borrower has all Governmental Approvals required by applicable law in order to operate its business; (ii) all such Governmental Approvals are in full force and effect; and (iii) Agent and each of the Lenders are not required to obtain any such Governmental Approval in order to enter into the transactions contemplated by this Agreement or to exercise their rights and remedies hereunder (including the liquidation of the Collateral and collecting the Accounts), except for such consents and approvals as may be required by the FCC or any state public service commission in connection with the transfer of control or assignment of a licensee of, or an authorization or license issued by such governmental entity to Vanco and as set forth on Item 29 of the Addendum and except for such consents and approvals that that would be required under federal law for Agent and each of the Lenders to exercise their rights and remedies hereunder.

(g) Additional Representations. Borrowers represent and warrant to Agent and the Lenders that: (i) no Borrower is engaged as one of such Borrower’s principal activities in owning, carrying or financing the purchase or ownership by others of “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System); (ii) no Borrower owns any real property or leases any real property other than as listed on Item 13 of the Addendum; (iii) a true, correct and complete list of any warehousemen, processors, consignees or other bailees with possession or control of any Inventory is set forth on Item 13 of the Addendum; and (iv) a true, correct and complete list and brief description of all bank accounts maintained by each Borrower with any bank or financial institution is set forth on Item 14 of the Addendum.

(h) Intellectual Property. Borrowers represent and warrant to Agent and the Lenders that, each Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted and as proposed to be conducted, and attached hereto as Item 15 of the Addendum is a true, correct, and complete listing of all patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which a Borrower is the owner or is an exclusive licensee. There is no action, proceeding, claim or complaint pending or, to the best knowledge of Borrowers, after reasonable inquiry, threatened in writing to be brought against any Borrower which would be reasonably likely to jeopardize any of such Person’s interest in any of the foregoing licenses, patents, copyrights, trademarks, trade names, designs or applications.

(i) Leases. Borrowers represent and warrant that, each Borrower enjoys peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating and all of such material leases are valid and subsisting and no material default by a Borrower exists under any of them.

(j) Material Contracts. Borrowers represent and warrant that, set forth on Item 16 of the Addendum is a description of all Material Contracts of the Borrowers, showing the parties and principal subject matter thereof and amendments and modifications thereto. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Borrower and, to the best of Borrowers’ knowledge, each other Person that is a party thereto in accordance with its terms, (b) is not in default due to the action or inaction of any Borrower and (c) neither the consummation of the Acquisition, nor the consummation of the financing arrangements contemplated hereunder, will constitute or create a default or create a right of termination under any Material Contract.

(k) Customers and Suppliers. Borrowers represent and warrant that, set forth on Item 17 of the Addendum is a list of the top 20 largest customers of the Credit Parties and the top 20 largest suppliers of Credit Parties, in each case for the year ended December 31, 2007 and the six-month period ended June 30, 2008. Except as contemplated by the BT Receivables Agreement, there has not been, and none of Credit Parties have received notice of, any termination or cancellation of, or a materially adverse modification or change in, the business relationship with any of the 10 largest customers and suppliers, and, to the knowledge of Credit Parties, such customers and suppliers intend to renew their customer or supplier contracts, as applicable, in the ordinary course and on terms as favorable as those currently in place.

(l) Taxes. Borrowers represent and warrant that, each of the Credit Parties has filed all federal, state, and other tax returns and reports required to be filed, and have paid all federal, state, and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable.

(m) FCC Licenses, Etc. Except for any change of control or similar applications to be filed with respect to Vanco as described in Item 29 of the Addendum, Borrowers represent and warrant that, all FCC, state public utility commission and other required permissions and licenses are in good standing, and that Borrowers are not aware of any claim, purported claim or unrealized claim against the validity of the Borrowers’ ability to operate now and into the future under such existing licenses.

(n) Working Capital. Borrowers represent and warrant that after giving effect to the transactions contemplated in the Debenture Documents and this Agreement (i) the Borrowers, on a consolidated basis, have not less than (a) ($8,453,687) in Adjusted Working Capital and (b) not less than $6,000,000 in cash;  and (ii) the aging and collectability of the Borrowers' accounts receivable is in all material respects similar to the aging and collectability of the accounts receivable reflected by the financial statements delivered to Agent pursuant to Item 2(p) of the Addendum.

5.	Collateral.

(a) Grant of Security Interest. To induce the Lenders to accept this Agreement and to make the Term Loan to Borrowers, each Borrower hereby grants to Agent, for itself and as agent for each Lender, a security interest in, and assigns, mortgages and pledges to Agent, for itself and as agent for any each Lender, all of such Borrower’s right, title and interest in and to all of such Borrower’s property (other than Excluded Equipment), whether real or personal, tangible or intangible, now owned or existing or hereafter acquired or arising, including all of the following (collectively, the “Collateral”):

(i) all Accounts, Inventory, Equipment (other than Excluded Equipment), Goods, General Intangibles, Intellectual Property and Negotiable Collateral;

(ii) all investment property, securities and securities accounts and financial assets, as well as all bank and depository accounts and all funds on deposit therein;

(iii) all chattel paper (whether tangible or electronic) and contract rights;

(iv) all guaranties, collateral, Liens on real or personal property, leases, letters of credit, letter-of-credit rights, supporting obligations, and all other rights, agreements, and property securing or relating to payment of Accounts or any other Collateral;

(v) all documents, books and records relating to any Collateral or to any Borrower’s business;

(vi) all Governmental Approvals and all proceeds from Governmental Approvals, but in each case only to the extent permitted under applicable law (including, without limitation, the Communications Act of 1934);

(vii) all other property of any Borrower now or hereafter in the possession or control of Agent or any of Agent’s Affiliates (including cash, money, credits and balances of any Borrower held by or on deposit with Agent or any Affiliate of Agent);

(viii) all other assets of any Borrower in which Agent receives a security interest to secure all or part of the Obligations or which hereafter come into the possession, custody or control of Agent or any Affiliate of Agent;

(ix) all of each Borrower’s commercial tort claims listed on (A) Item 18 of the Addendum (which Borrowers represent and warrant is a true, accurate and complete list of all of each Borrower’s commercial tort claims as of the Agreement Date) or (B) any other writing provided to Agent pursuant to Section 7(g); and

(x) all proceeds and products of all of the foregoing in any form, including amounts payable under any policies of insurance insuring all or any of the foregoing against loss or damage, all parts, accessories, attachments, special tools, additions, replacements, substitutions and accessions to or for all or any of the foregoing, all condemnation or requisition payments with respect to all or any of the foregoing and all increases and profits received from all or any of the foregoing.

(b) Obligations. Such grant, assignment, mortgage and transfer is made for the purpose of securing, and the Collateral secures and will continue to secure, all of the Obligations; provided that upon satisfaction of all Obligations other than inchoate indemnification obligations and obligations under the warrant or the registration rights agreement, the Lenders shall release any Liens in the Collateral.

(c) Excluded Equipment. Borrowers agree that Agent shall automatically have a security interest in the Excluded Equipment promptly after receiving any Governmental Approvals required for the lawful grant of such security interest. Borrowers agree to execute and deliver to Agent such security agreements and other documents confirming such grant as Agent may reasonably request, but any failure to do so shall not limit Agent’s security interest therein pursuant to the first sentence of this paragraph. Each Borrower represents and warrants to Agent that it does not own any Excluded Equipment.

6. Financial Covenants. Unless the Required Lenders shall otherwise consent in writing, the Borrowers, on a consolidated basis, shall comply with each of the financial covenants set forth on Item 19 of the Addendum.

7. Collateral Covenants. So long as any principal of or interest on the Term Loan or any other Obligation (whether or not due) shall remain unpaid (other than inchoate indemnification obligations and obligations under the warrant or the registration rights agreement), the Borrowers shall comply with the covenants set forth in this Section 7, unless the Required Lenders shall otherwise consent in writing.

(a) Accounts. Borrowers will notify Agent promptly of and settle all Customer disputes, but, if Agent so elects while a Default exists, Agent will have the right at all times to settle, compromise, adjust, or litigate all Customer disputes directly with the Customer or other complainant upon such terms and conditions as Agent deems advisable without incurring liability to any Borrower for Agent’s performance of such acts. Agent may, at any time and from time to time, contact Customers to verify Accounts and, while a Default exists, Agent may notify Customers of Agent’s security interest in the Accounts and instruct such Customers to pay such Accounts to one of the bank accounts listed on Item 14 of the Addendum. All of each Borrower’s books and records concerning Accounts and a copy of each Borrower’s general ledger will be maintained at the address of Borrowers’ chief executive office set forth on Item 11 of the Addendum. All Accounts will be, in all material respects and except as otherwise indicated in writing to Agent, bona fide and existing obligations of Customers arising out of the sale of goods and/or the rendering of services by Borrowers in the ordinary course of Borrowers’ business, owned by and owing to the applicable Borrower without defense, setoff or counterclaim, and will be subject to a perfected, first-priority security interest in Agent’s favor and will be free and clear of all Liens other than Permitted Liens.

(b) Inventory. All Inventory will at all times be located at one of the Inventory locations set forth on Item 11 of the Addendum as the current location of Borrowers’ chief executive office or a current location of other Collateral set forth on the Addendum, will be subject to a perfected, first-priority security interest in Agent’s favor and will be free and clear of all Liens other than Permitted Liens. Sales of Inventory will be made in compliance with all material requirements of applicable law.

(c) Equipment. Borrowers will maintain all Equipment used or useful in Borrowers’ business in good and workable condition, ordinary wear and tear excepted, and, except for Excluded Equipment only for the first 90 days after the Agreement Date, subject to a perfected, first-priority security interest in Agent’s favor and free and clear of all other Liens (other than Permitted Liens), at one of the locations set forth on Item 11 of the Addendum as the current location of Borrowers’ chief executive office or a current location of other Collateral set forth on the Addendum.

(d) Defense of Title. All Collateral will at all times be owned by Borrowers, and Borrowers will defend Borrowers’ title to the Collateral against the claims of third parties. Borrowers will at all times keep accurate and complete records of the Collateral.

(e) Perfection; Further Assurances. No Borrower shall change its name, jurisdiction of organization, type of organization or organizational identification number; provided, however, that Vanco may change its name to “Global Capacity Direct, LLC” so long as Borrowers provide Agent with at least 5 Business Days’ notice of such name change. Borrowers will give Agent at least 30 days’ prior written notice of any change in the location of any Borrower’s principal place of business or chief executive office, any change in the locations of any Borrower’s Inventory or Equipment and any acquisition by any Borrower of any interest in real property. Each Borrower will, at Borrowers’ expense, promptly execute and deliver from time to time at Agent’s request and pay the costs of filing such additional financing statements, mortgages, or other evidences of Liens as may be necessary or desirable to perfect or continue perfection of Agent’s security interest in Borrowers’ property or, at Agent’s request, to create and perfect a Lien on newly acquired real property. Borrowers will use all reasonable efforts to obtain from any landlord, warehouseman, or other third party operator of premises on which any Collateral is located an acceptable Lien waiver or subordination agreement in Agent’s favor with respect to such Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrowers shall, immediately upon written request therefor from Agent, endorse and assign such Negotiable Collateral over to Agent and deliver actual physical possession of the Negotiable Collateral to Agent. Borrowers shall at any time and from time to time take such steps as Agent may request for Agent (i) to obtain an acknowledgment, in form and substance satisfactory to Agent, of any bailee having possession of any of the Collateral that such bailee holds such Collateral for Agent, (ii) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights or chattel paper (including electronic chattel paper) in accordance with Article 9 of the UCC, with any agreements establishing control to be in form and substance satisfactory to Agent, (iii) to have Agent’s Lien noted on each certificate of title evidencing any Collateral, and (iv) otherwise to insure the continued perfection and priority of Agent’s security interest in any of the Collateral and of the preservation of its rights therein. Agent may, from time to time at Borrowers’ expense, obtain an appraisal on some or all of the Collateral; provided, however, that Borrowers shall not be required to reimburse Agent for more than one such appraisal per calendar year (it being understood that any such appraisal conducted while a Default exists shall not count against such one-per-year limitation).

(f) Insurance. Borrowers will obtain and maintain in full force and effect insurance covering the Collateral against all customary risks to which the Collateral is exposed, including loss, damage, fire, theft, and all other such customary risks, in such amounts, with such companies, under such policies and in such form as will be reasonably satisfactory to Agent, which policies will name Agent, for itself and each of the Lenders, as an additional insured and provide that loss thereunder will be payable to Agent as Agent’s interests may appear upon a loss payee endorsement reasonably acceptable to Agent. Borrowers will also obtain and maintain in full force and effect liability insurance and such other types of insurance as Agent may reasonably require (including business interruption insurance), in each case against such risks, in such amounts, with such companies, under such policies and in such form as will be reasonably satisfactory to Agent. All proceeds of any such insurance will be paid over to Agent directly, and Agent may apply such proceeds to payment of the Obligations, whether or not due, in such order of application as Agent determines or, in Agent’s sole discretion, apply such proceeds, in whole or in part, to the replacement, restoration or rebuilding of the lost or damaged property. Borrowers will provide to Agent on or prior to the Agreement Date and from time to time thereafter, certificates showing such coverage in effect and, at Agent’s request, the underlying policies.

(g) Commercial Tort Claims. If any Borrower shall at any time acquire a commercial tort claim, Borrowers shall immediately notify Agent in a writing signed by the applicable Borrower of the details thereof and grant to Agent, for itself and each of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent.

(h) Financing Statements. Agent may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as “all assets” of Borrowers or words of similar effect and which contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the applicable Borrower is an organization, the type of organization and any organization identification number issued to any Borrower, and each Borrower hereby ratifies and re-authorizes any such financing statement filed by Agent on or prior to the Agreement Date. Each Borrower agrees to furnish any such information to Agent promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Agent on behalf of any Borrower or filed by Agent without the signature of any Borrower and may be filed at any time in any jurisdiction. Each Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming any Borrower as the debtor and Agent as the secured party without the prior written consent of Agent, and each Borrower agrees that it shall not do so without the prior written consent of Agent.

(i)	Governmental Approvals.

(i) Each Borrower shall maintain in full force and effect all Governmental Approvals required by applicable law in order to operate such Borrower’s business, except for those Governmental Approvals, the absence of which could not reasonably be expected to result in a Material Adverse Effect. Borrowers shall promptly notify Agent in the event that any such license or approval is revoked or if any Borrower receives any notice from any licensing authority or other governmental authority which alleges that any Borrower is or may be in violation of any applicable law, rule, regulation or licensing requirement.

(ii) Borrowers shall, as described below, act immediately, upon notice of a Default, to permit Lender to realize the full value of foreclosure on the Collateral, including, without limitation, by obtaining any and all regulatory approvals required to do so. For example, and without limitation of the foregoing, if the approval of the FCC or any state public service commission is required in connection with any action taken by the Agent or any Lender (including any of their respective agents, officers, and attorneys) in the exercise of their rights and remedies hereunder with respect to the Collateral, in order to facilitate the intended realization of the value of the Collateral the Borrowers shall immediately and in no event later than three (3) Business Days following notice thereof take such action as is requested by Lender or Agent to obtain each and any approval required to allow a Lender the full benefit of the Collateral and Borrowers shall diligently pursue the obtaining of such approvals until obtained in accordance with the instructions of Agent or a Lender and applicable law. For avoidance of doubt, and by way of example, immediately upon notice thereof, Borrowers shall or shall cause their counsel to prepare, or at the option of Agent or a Lender to cooperate with counsel of Agent or a Lender in preparing, relevant applications to the FCC and each applicable state public service commission to seek approval of a substantial transfer of control of the applicable Borrower or its licenses and authorizations as instructed by Agent or a Lender, or to do any other action to protect for a Lender the value of the applicable Borrower’s licenses and authorizations. Without diminution of the foregoing, the Borrowers shall, immediately following the occurrence of a Default which is continuing, upon the written request and instructions of the Agent, execute and deliver (or cause the execution and delivery of) all relevant applications, certificates, instruments, agreements and other documents to the FCC or the applicable state public service commission, or at the option of Agent or a Lender, to Agent or a Lender for filing with Borrowers’ cooperation, which are required to be filed in connection with obtaining any required approval of the FCC or any state public service commission and take such other action as the Agent may request in connection therewith.

(j) Conduct of Business. The Borrowers shall conduct their business in substantially the same manner as currently conducted.

(k) Bank Accounts.

(i) The Borrowers (other than Magenta) will maintain their principal accounts for operation, administration, cash management and other deposit accounts for the conduct of the Borrowers’ business with the Depository Bank. On or prior to the Agreement Date, the Borrowers will establish and maintain (so long as the Obligations are outstanding), the Private Bank Account Control Agreement, which shall be applicable to all bank accounts of the Borrowers, other than the bank account maintained by Magenta in the United Kingdom and the account subject to the HSBC Account Control Agreement.

(ii)  Magenta will maintain a single bank account (as disclosed to Agent on Item 14 of the Addendum) with HSBC Bank plc (the “Magenta Account”). On or prior to the Agreement Date, Magenta will establish and maintain (so long as the Obligations are outstanding), the Magenta Three-Party Account Agreement, pursuant to which all amounts deposited in the Magenta Account in excess of £75,000 shall automatically be transferred (on a daily basis if applicable) to the account of Borrowers identified in the Magenta Three-Party Account Agreement which is subject to the HSBC Account Control Agreement.

(l) Employment Agreements. The non-compete provisions contained in the Employment Agreements shall remain in full force and effect and shall not be amended, modified or waived without the Agent’s written consent.

8. Negative Covenants. So long as any principal of or interest on the Term Loan or any other Obligation (whether or not due) shall remain unpaid (other than inchoate indemnification obligations and obligations under the warrant or the registration rights agreement), the Borrowers shall comply with the covenants set forth in this Section 8, unless the Required Lenders shall otherwise consent in writing.

(a) No Merger or Disposition of Assets. No Borrower will merge or consolidate with any other Person, or purchase all or substantially all of the assets of any other Person, or sell, transfer, lease, abandon, or otherwise dispose of a substantial portion of such Borrower’s assets or any of the Collateral or any interest therein, except that, so long as no Default has occurred and is continuing, each Borrower may make Permitted Dispositions.

(b) No Debt or Liens; Taxes. No Borrower will obtain or attempt to obtain from any Person other than Agent any loans, advances, or other financial accommodations or other Indebtedness of any kind, nor will any Borrower enter into any direct or indirect guaranty of any obligation of another Person, other than Permitted Indebtedness. No Borrower will permit any of its assets to be subject to any Lien other than Permitted Liens. Each Borrower shall pay when due (or before the expiration of any extension period) any tax or other assessment (including all required payments or deposits with respect to withholding taxes), and Borrowers will, upon request by Agent, promptly furnish Agent with proof satisfactory to Agent that Borrowers have made such payments and deposits.

(c) No Distributions; Payments on Subordinated Debt. No Borrower will retire, repurchase or redeem any of such Borrower’s Stock in such Borrower, nor declare or pay any dividend in cash or other property (other than additional shares of Stock) to any owner or holder of such Borrower’s Stock; provided, however, that any Borrower may pay cash dividends or distributions to any other Borrower which owns such Borrower’s Stock. No Borrower will refinance, repurchase, defease or make any payment on any Subordinated Debt, other than payments expressly permitted by the Debenture Intercreditor Agreement or subordination provisions applicable to such Subordinated Debt.

(d) No ERISA Liabilities. Borrowers will make timely payments of all contributions required to meet the minimum funding standards for Borrowers’ employee benefit plans subject to the Employee Retirement Income Security Act of 1974 (as amended, “ERISA”) and will promptly report to Agent the occurrence of any reportable event (as defined in ERISA) and any giving or receipt by any Borrower of any governmental notice (other than routine requests for information) in respect of any such plan.

(e) Transactions with Affiliates. No Borrower will engage in any transaction with any of such Borrower’s or any other Borrower’s officers, directors, employees or other Affiliates, except for an “arms-length” transaction on terms no less favorable to such Borrower than would be granted to such Borrower in a transaction with a Person who is not an Affiliate of any Borrower, which transaction shall be approved by such Borrower’s disinterested directors or managers and shall be disclosed in a timely manner to Agent prior to the consummation of the transaction.

(f) Loans/Investments. No Borrower will make any loans or advances to or extend any credit to any Person except (i) the extension of trade credit to customers in the ordinary course of business; and (ii) Permitted Investments. No Borrower shall purchase, acquire or otherwise invest in any Person except Permitted Investments and investments in other Borrowers; provided, however, that the aggregate amount of intercompany advances and other transfers to Magenta by the other Borrowers shall not exceed the actual cash expenses of Magenta, which such actual cash expenses shall be in the ordinary course and consistent with past practices of Magenta. Without limiting the generality of the foregoing, no Borrower shall create any new subsidiary or make loans to, transfer any money or other assets to or otherwise invest in any subsidiary unless such subsidiary is or becomes a Borrower hereunder pursuant to documentation acceptable to Agent in its reasonable discretion.

(g) Capital Expenditures. Borrowers shall not make or incur capital expenditures in excess of the amount set forth on Item 21 of the Addendum during any fiscal year, determined for all Borrowers on a consolidated basis.

(h) Compensation. Borrowers shall not increase the total compensation paid to their officers or directors (or any of their relatives), including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year of Borrowers in an aggregate amount for all such officers and directors in excess of the limit specified in Item 22 of the Addendum.

(i) Amendments of Documents. No Borrower shall amend or modify (i) any Acquisition Document or any other note, instrument or agreement in connection with the Acquisition without the prior written consent of Agent, (ii) its articles or certificate of incorporation, articles or certificate of organization, by-laws, limited liability company agreement or other constituent documents, or (iii) any Debenture Document or any other note, instrument or agreement in connection with any other Subordinated Debt without the prior written consent of Agent; provided, however, that Borrowers may amend the Debenture Documents without the consent of the Agent to the extent expressly permitted by the Debenture Intercreditor Agreement.

(j) Capitalized Leases. The Borrowers, taken as a whole, shall not incur greater than $500,000 in additional Capitalized Lease Obligations after the date hereof; provided further, that such Capitalized Lease Obligations shall be (i) on terms and conditions consistent with current market conditions for equipment of that kind, and (ii) solely for the purchase and/or lease of new pieces of or as a replacement of existing equipment.

(k) Use of Proceeds. Borrowers shall not use the proceeds of the Term Loan for any purpose other than (i) consummating the Acquisition, and (ii) general working capital purposes.

(l) BT Receivable. Borrowers shall not compromise or settle any dispute, provide a discount, write-off, or waive collection of any part of the BT Receivable without the prior written consent of the Agent.

9.	Reporting and Information.

(a) Financial Statements  Borrowers will submit to Agent as soon as available, and in any case not later than thirty (30) days after the end of each month, a balance sheet and a detailed statement of profit and loss by business unit and a statement of cash flows, in each case prepared in accordance with GAAP on a consolidated (and, if requested by Agent, consolidating) basis, certified by the chief financial or accounting officer of Parent as presenting fairly, in accordance with GAAP, Borrowers’ financial condition as of the last day of such month and Borrowers’ results of operations for such month and for the portion of Borrowers’ fiscal year ending with such month. Borrowers will also submit to Agent annual financial statements within 120 days after the end of each fiscal year, including a balance sheet and the related statement of profit and loss and stockholders’ equity, and a statement of cash flows, in each case prepared in accordance with the requirements set forth on Item 23 of the Addendum on a consolidated (and, if requested by Agent, consolidating) basis. Borrowers will also submit to Agent annually at least 60 days prior to Borrowers’ fiscal year end forecasted financial statements for the upcoming fiscal year, containing a projected balance sheet and profit and loss statement on a consolidated (and, if requested by Agent, consolidating) basis. Together with each monthly and annual financial statement, Borrowers will deliver to Agent the certification of the chief financial or accounting officer of Parent in the form of Exhibit B attached hereto to the effect that Borrowers are in compliance with the terms and conditions of this Agreement, and setting forth in detail the calculation of all financial covenants, or, if Borrowers are not in compliance, describing the nature of any noncompliance and the steps Borrowers are taking or propose to take to remedy the same. Borrowers shall, promptly, upon request, furnish such other information concerning the condition, operations, financial or otherwise, of any Borrower as the Agent may from time to time request.

(b) Collateral Reports. Borrowers shall deliver to Agent within fifteen (15) days after the end of each month a report, reflecting the status as of the end of each month or for the month then ended, as the case may be, and certified by the Chief Executive Officer or Chief Financial Officer of Parent as being true and correct in all material respects, containing (i) a current detailed aging, by total and by Customer, of Borrowers’ Accounts, (ii) a current detailed aging, by total and by vendor, of Borrowers’ accounts payable, (iii) a schedule detailing loans and intercompany transfers to Magenta from any other Borrower, and (iv) a true, correct and complete copy of each new material contract entered into by any Borrower for the sale, lease or other provision of goods or services by such Borrower and for the lease or purchase of circuit capacity by any Borrower, all of which shall be set forth in a form and shall contain such information as is reasonably acceptable to Agent. At Agent’s request, Borrowers shall deliver such information more or less often than described above and such other information with respect to the Collateral, Borrowers or Borrowers’ business or financial condition as Agent may reasonably request from time to time.

(c) Tax Returns. Borrowers shall provide Agent with a copy of all federal tax returns of each Borrower no later than seven days after the earlier of (i) the filing date thereof, or (ii) the deadline for filing with respect thereto (giving effect to any applicable extension in accordance with applicable law).

(d) SEC Filings. Borrowers shall provide Agent with a copy of all reports and other filings made by Borrowers with the Securities and Exchange Commission no later than seven days after the earlier of (i) the filing date thereof, or (ii) the deadline for filing with respect thereto (giving effect to any applicable extension in accordance with applicable law).

(e) BT Receivable. Borrowers will submit to Agent, promptly, and in any case not later than (i) one (1) day following each receipt of a BT Receivable Payment and (ii) two (2) Business Days after the end of each month, a reconciliation and report showing any amounts collected with respect of the BT Receivable, the amount left uncollected and, any issues, disputes and offsets with respect to collection of the BT Receivable, and such additional information with respect thereto as requested by Agent.

(f) Monthly Recurring Circuit Revenue and Recurring Circuit Margin. Borrowers will submit to Agent, as soon as available, and in any case not later than thirty (30) days after the end of each month, a summary of Monthly Recurring Circuit Revenue and Recurring Circuit Margin for the Strategic Sourcing Business Unit.

(g) Other Information. Borrowers will notify Agent as promptly as possible of any Default, any receipt by any Borrower of notice from any governmental authority that any Borrower has or may have violated any law, rule or regulation applicable to any Borrower or the terms or conditions of any permit or license any Borrower holds or is required to hold in connection with the conduct of such Borrower’s business, any amendment to any Borrower’s constituent documents and any change in any Borrower’s senior management, and the commencement of any material litigation, claim or action by or against any Borrower.

10.	Inspection Rights; Expenses; Etc.

(a) Field Examinations; Inspections. Agent and any of the Lenders, shall have the right without hindrance or delay to conduct field examinations to inspect the Collateral, all other assets of Borrowers or any portion thereof, Borrowers’ books and records and all other aspects of Borrowers’ business, and to examine and make copies of Borrowers’ records, the Collateral and all other assets of Borrowers or any portion thereof, in each case wherever located, and Agent and any of the Lenders may enter upon each Borrower’s premises for such purposes, without notice, during business hours. Borrowers will assist Agent and any of the Lenders in whatever way necessary to make each such examination, and Borrowers agree to pay for such examinations as more fully described on Item 24 of the Addendum. Agent and any of the Lenders may discuss each Borrower’s financial condition with Borrowers’ independent accountants without liability to Agent or any of the Lenders or such accountants. Agent and any of the Lenders shall have full access to all records available to Borrowers from any credit reporting service, bureau or similar service and shall have the right to examine and make copies of any such records. Agent and any of the Lenders may exhibit a copy of this Agreement to such service and such service shall be entitled to rely on the provisions hereof in providing access to Agent and any of the Lenders as provided herein.

(b) Performance by Agent. Agent may, from time to time at Agent’s option, perform any agreement of any Borrower hereunder which such Borrower fails to perform and take any other action which Agent deems necessary for the maintenance or preservation of any of the Collateral or Agent’s interest therein, and Borrowers agree to reimburse Agent immediately on demand for all of Agent’s expenses in connection with the foregoing (including, without being limited to, reasonable fees and expenses of legal counsel), together with interest thereon at the default rate of interest provided for herein from the date any such expense is incurred until reimbursed by Borrowers.

11. Rights of Setoff, Application of Payments, Etc. Agent and any of the Lenders will be entitled to hold or set off all sums and all other property of any Borrower at any time to any Borrower’s credit or in Agent’s or any Lender’s possession (or the possession of any of Agent’s or Lender’s Affiliates) by pledge or otherwise or upon or in which Agent or any of the Lenders may have a Lien, as security for any and all of the Obligations. Recourse to the Collateral or other security for the Obligations will not at any time be required and each Borrower hereby waives any right of marshalling that such Borrower may have. Each Borrower’s obligation to pay or repay the Obligations is unconditional. Borrowers agree that, while a Default exists, Agent or any of the Lenders may take such action with regard to the custody and collection of Accounts as Agent or any of the Lenders may deem necessary. Each Borrower agrees that failure to take any action with regard to any given Account will not be unreasonable until and unless Agent receives a written request for specific action from Borrowers’ Agent with regard thereto and fails to respond thereto within a commercially reasonable time. Each Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent or any of the Lenders from or on behalf of any Borrower, and each Borrower hereby irrevocably agrees that Agent or any of the Lenders shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or any of the Lenders against the Obligations, in such manner and in such order as the Lenders may deem advisable.

12. Attorney-in-Fact. Each Borrower hereby appoints and constitutes Agent as such Borrower’s attorney-in-fact: (a) at any time, (i) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment that come into Agent’s possession and to deposit or otherwise collect the same; (ii) to send verifications of Accounts to Customers; and (iii) to execute in such Borrower’s name any financing statements, affidavits and notices with regard to any and all Lien rights; and (b) while any Default exists, (i) to receive, open, and dispose of all mail addressed to such Borrower; (ii) to notify the postal authorities to change the address and delivery of mail addressed to such Borrower to such address as Agent may designate; (iii) to sign such Borrower’s name on any invoice or bill of lading relating to the Collateral, on drafts against Customers, and notices to Customers; (iv) to sign any agreement or certificate in connection with any insurance policy of any Borrower (including all documentation to receive benefit payments thereunder and to cancel such insurance policy and receive a refund of the unearned premium with respect thereto); and (v) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney-in-fact are hereby authorized, ratified and approved, and said attorney-in-fact will not be liable for any errors or mistake of fact or law. This power, being coupled with an interest, is irrevocable while any of the Obligations remain unpaid or Agent has any commitment to Borrowers under this Agreement or otherwise (other than inchoate indemnification obligations, unless Agent determines in its reasonable discretion that any such indemnification obligations are likely to become actual obligations and other than inchoate indemnification obligations and obligations under the warrant and the registration rights agreement).

13.	Defaults and Remedies.

(a) Defaults. For purposes of this Agreement, “Default” means the occurrence of any of the following events: (i) non-payment when due of any amount payable on any of the Obligations (in the case of non-payment of interest only, including, but not limited to any non-payment of PIK Interest pursuant to Section 3(b), if such non-payment continues one (1) Business Day after the date when due and for the avoidance of doubt, the default margin identified on Item 4 of the Addendum shall be applicable during the non-payment period); (ii) breach of any covenant or failure to perform any agreement or failure to meet any of any Credit Party’s obligations contained herein, in any other Loan Document or in any agreement out of which any of the Obligations arose if such failure continues for five (5) Business Days (excluding Sections 8, 9, 7(f), and 7(k), where no cure period shall be applicable); (iii) any statement, representation, or warranty made in writing in this Agreement, in any other Loan Document or in any other writing or statement at any time furnished or made or deemed furnished or made by any Credit Party to Agent proves to have been untrue in any material respect as of the date furnished or made or deemed furnished or made; (iv) any event of default shall occur (after giving effect to any applicable notice and cure period) under the Debenture Documents, or any Borrower’s default under any other agreement for borrowed money or any other agreement involving more than the amount set forth on Item 25 of the Addendum (after giving effect to any applicable notice and cure period); (v) suspension of the operation of any Borrower’s present business; (vi) any Borrower becomes insolvent or unable to pay its debts as they mature, or admits in writing that it is insolvent or unable to pay its debts, makes an assignment for the benefit of creditors, makes a conveyance fraudulent as to creditors under any state or federal law, or a proceeding is instituted by or against any Credit Party alleging that such Credit Party is insolvent or unable to pay debts as they mature, or a petition under any provision of Title 11 of the United States Code, as amended (or under any analogous law of any other jurisdiction), is filed by or against any Borrower; (vii) entry of any judgment in excess of the amount set forth on Item 26 of the Addendum against any Borrower or creation, assertion, or filing of any judgment or tax Lien against the property of any Borrower, in each case which remains undischarged for thirty (30) days after such entry or filing; (viii) death or withdrawal of any partner of any Borrower which is a partnership, or dissolution, merger, or consolidation of any Borrower which is a corporation, partnership or limited liability company; (ix) transfer of a substantial part (determined by market value) of the property of any Borrower; (x) sale, transfer or exchange, either directly or indirectly, of a controlling Stock interest of any Credit Party (without limiting the generality of the foregoing, a Default shall exist if (A) Parent shall cease to own, directly or indirectly, 100% of the Stock of any other Borrower or cease to have direct or indirect voting control of any other Borrower (excluding Vanco until the Final Closing), (B) any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than twenty-five percent (25%) of the voting power of all classes of stock of Parent; (xi) appointment of a receiver for any of the Collateral or for any other property in which any Credit Party has an interest; (xii) seizure of any Collateral by any Person other than Agent; (xiii) any person identified on Item 27 of the Addendum shall for any reason cease to hold the office of the applicable Borrower set forth opposite such person’s name on Item 27 of the Addendum (or any such person shall cease to perform the duties generally associated with such office) and a replacement reasonably satisfactory to Agent shall not be appointed within 90 days; (xiv) the occurrence of any act, omission, event or circumstance which has or could reasonably be expected to have a Material Adverse Effect; (xv) payment by any Borrower on the Debenture Indebtedness or any other Subordinated Debt in violation of the Debenture Intercreditor Agreement or any other applicable subordination agreement; (xvi) the Pension Benefit Guaranty Corporation or the Department of Labor commences proceedings under ERISA to terminate any of any Borrower’s employee pension benefit plans; (xvii) any event of default shall occur under (after giving effect to any applicable notice and cure period) under the Acquisition Documents (other than a termination of the Management Agreement as a result of the Final Closing); (xviii) the Final Closing shall have not occurred by ninety-one (91) days from the Agreement Date; or (xix) except for Transfer Applications (as such term is defined in the Interest Purchase Agreement) to be approved by the applicable regulatory authorities in California, Pennsylvania and Tennessee (which such Transfer Applications shall in any event be approved within one hundred twenty (120) days), any Transfer Application shall not have been approved by the earliest to occur of (A) expiration of the STA Requests unless replaced by a permanent authorization and (B) ninety (90) days from the date of this Agreement.

(b) Remedies. If a Default occurs and is continuing, in each case without demand or notice to any Borrower, any other Credit Party or any other Person (unless such notice is expressly required hereunder or under applicable law), the Required Lenders may authorize and instruct the Agent to do any one of the following on behalf of the Lenders, all of which such actions are, subject to any applicable law to the extent any such law may not be waived, permitted under this Agreement:

(i) declare the entire principal amount of the Term Loan outstanding hereunder, all interest thereon, any unpaid fees and all other Obligations of any kind or nature to be, and thereupon the same will immediately become, due and payable in full; and, in the event of a Default described under clause (vi) of Section 13(a), such termination and acceleration shall automatically occur without any notice, demand or presentment of any kind.

(ii) notify Customers that the Accounts have been assigned to Agent and that Agent has a security interest therein, collect them directly, and charge the collection costs and expenses to Borrowers’ loan account.

(iii) exercise any right or remedy available to any Borrower under one or more contracts of such Borrower and sell or otherwise dispose of any such contract.

(iv) (A) exercise any of its remedies under any other Loan Document, (B) apply any cash collateral to the Obligations (without limiting the foregoing, Agent may instruct any bank or other financial institution holding any cash, certificate of deposit or other Collateral to pay over such Collateral to Agent), and (C) draw on any letter of credit issued for the benefit of Agent in connection with this Agreement or any other Loan Document and apply the proceeds thereof to the Obligations.

(v) make such payments and do such acts as Agent considers necessary or reasonable to protect its security interest in the Collateral. Borrowers authorize Agent or any of the Lenders to enter each premises where any Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any Lien which in Agent’s opinion appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.

(vi) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell the Collateral. Any such sale may be either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms. It is not necessary that the Collateral be present at any such sale.

(vii) without regard to any waste, adequacy of the security or solvency of any Borrower, apply for the appointment of a receiver of the Collateral, to which appointment each Borrower hereby consents, whether or not foreclosure or repossession proceedings have been commenced hereunder or under any other Loan Document and whether or not a foreclosure sale or secured party sale has occurred.

(viii) cancel any insurance policy of any Borrower in exchange for a refund of the unearned premium with respect thereto, and each Borrower hereby authorizes any insurance company which has issued any such policy to make such payment directly to Agent for application to the Obligations;

(ix) exercise any of the remedies available to Agent as a secured party under the UCC as in effect in any applicable jurisdiction, or otherwise available to Agent under applicable law. Borrowers agree, upon demand by Agent or any of the Lenders, while a Default exists, to cease the sale or other disposition of the Collateral, except with Agent’s prior written consent, and to assemble at Borrowers’ expense all the Collateral at a convenient place acceptable to Agent. Agent may charge to Borrowers’ loan account and Borrowers will pay Agent upon demand all costs and expenses, including reasonable attorneys’ fees (including fees of attorneys that are regular salaried employees of Agent or any of its Affiliates), in connection with: (A) the liquidation of any Collateral; (B) obtaining or enforcing payment of the Obligations; (C) the settlement, adjustment, compromise, or litigation of Customer disputes; or (D) the prosecution or defense of any action or proceeding either against Agent or against any Borrower concerning any matter growing out of or in connection with this Agreement and/or any Collateral and/or any Obligations. If at any time Agent pays any state, city, local, federal, or other tax or levy attributable to the Collateral (excluding taxes on income realized by Agent), Borrowers will repay to Agent the amount of tax so paid by Agent. Borrowers agree that Agent may apply any proceeds from disposition of the Collateral first to satisfy obligations secured by Liens prior to Agent’s security interest. Borrowers will remain liable and will pay on demand any deficiencies arising upon the liquidation of any Collateral held by Agent or any of the Lenders.

(c) Notices. If any notice of intended disposition of the Collateral or of any other act by Agent is required by law or court order and a specific time period is not stated therein, such notice, if given five (5) Business Days before such disposition or act, in accordance with the provisions of Section 16(a), will be deemed reasonably and properly given.

(d) License. Each Borrower hereby grants to Agent a license or other right to use, without charge, such Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and each Borrower agrees that all of its rights under all licenses and all franchise agreements shall inure to Agent’s benefit.

(e) Remedies Cumulative. Agent’s and any Lender’s rights and remedies under this Agreement and all other Loan Documents shall be cumulative. Agent and any of the Lenders shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Agent or any of the Lenders of one right or remedy shall be deemed an election, and no waiver by Agent or any of the Lenders of any default on Borrowers’ part shall be deemed a continuing waiver. No delay by Agent or any of the Lenders shall constitute a waiver, election or acquiescence by it.

14.	Agent.

(a) Appointment.  Each Lender hereby irrevocably appoints and authorizes the Agent to perform the duties of the Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Term Loan outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to Section 2 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Term Loan, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Term Loan and Agent Advances, for the Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Credit Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by the Agent of the rights and remedies specifically authorized to be exercised by the Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and (viii) subject to Section 14(c) of this Agreement, to take such action as the Agent deems appropriate on its behalf to administer the Term Loan and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Term Loan), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of the Term Loan; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

(b) Nature of Duties.  The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making and the continuance of the Term Loan hereunder and shall make its own appraisal of the creditworthiness of the Credit Parties and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Term Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Credit Parties pursuant to the terms of this Agreement or any other Loan Document. If the Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Required Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

(c) Rights, Exculpation, Etc.  The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of the Term Loan as the owner thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 16(f) hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Credit Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counselor experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or any certificate prepared by any Borrower in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

(d) Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(e) Indemnification.  To the extent that the Agent is hot reimbursed and indemnified by any Credit Party, the Lenders will reimburse and indemnify the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 14(h); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from the Agent's gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. The obligations of the Lenders under this Section 14(e) shall survive the payment in full of the Term Loan and the termination of this Agreement.

(f) Agent Individually.  With respect to its Pro Rata Share of the Total Commitment hereunder and the Term Loan made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of the Term Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers as if it were not acting as the Agent pursuant hereto without any duty to account to the other Lenders.

(g) Successor Agent.

(i)  The Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least 30 Business Days' prior written notice to the Borrowers and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below.

(ii)  Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent, and the Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After the Agent's resignation hereunder as the Agent, the provisions of this Paragraph 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.

(iii)  If a successor Agent shall not have been so appointed within said 30 Business Day period, the Agent shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Required Lenders appoint a successor Agent as provided above

(h) Collateral Matters.

(i) The Agent may from time to time make such disbursements and advances (“Agent Advances”) which the Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Term Loan and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 16(j). The Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate of interest then applicable to the Term Loan. The Agent Advances shall constitute Obligations hereunder. The Agent shall notify each Lender and the Borrowers in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 14(e), each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender, the Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Agent at the Default Rate.

(ii) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of the Term Loan and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of Borrower's or any of its Subsidiaries' business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which neither Borrowers nor any of their Subsidiaries owned any interest at the time the Lien was granted or any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 14(h)(i).

(iii) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 14(h(ii)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 14(h)(ii). Upon receipt by the Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Credit Party, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Agent and the Lenders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Credit Party in respect of) all interests in the Collateral retained by Borrowers or any of their Subsidiaries.

(iv) The Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Credit Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 14(h) or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

(i) Agency for Perfection. Each Lender hereby appoints the Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. In addition, the Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Borrowers by their execution and delivery of this Agreement hereby consents to the foregoing.

15. Indemnification.

(a) Borrowers jointly and severally agree to defend, indemnify, and hold harmless Agent and Agent’s and any of the Lender’s participants, directors, officers, employees, Affiliates, representatives, attorneys and agents (each an “Indemnified Person”) from and against any and all penalties, fines, liabilities, damages, costs, or expenses of whatever kind or nature asserted against any such Indemnified Person, arising out of, or in any way related to this Agreement or any other Loan Document, or the transactions contemplated hereby or thereby, including by reason of the violation of any law or regulation relating to the protection of the environment or the presence, generation, disposal, release, or threatened release of any hazardous materials in connection with any Borrower’s business on, at or from any property at any time owned or operated by any Borrower, including, without limitation, reasonable attorneys’ and consultants’ fees, investigation and laboratory fees, court costs, and litigation expenses actually incurred. Without limiting the foregoing and for purposes other than Capstone Investments, Borrowers represent and warrant that there has been no loan broker or investment banker involved in connection with the transactions contemplated hereby, and Borrowers agree to indemnify and hold Agent and any of the Lenders and their participants harmless from any claim of compensation payable to any loan broker or investment banker in connection with the transactions contemplated hereby.

(b) All payments by any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all taxes other than income taxes imposed on Agent or any of the Lenders (“Indemnified Taxes”), unless such Taxes are required by law or the administration thereof to be withheld or deducted. If any Borrower, Agent or Lender or any participant is required by applicable law to deduct or pay any Indemnified Taxes in respect of any payment by or on account of any obligation of a Borrower hereunder or under any other Loan Document, then, if requested by Agent, any Lender or any participant, the sum payable shall be increased by that Borrower by such amount as is necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section), Agent and any of the Lenders and their participants receive an amount equal to the sum Agent and any of the Lenders and such participants would have received had no such deductions or payments been required.

(c) Borrowers shall indemnify Agent, the Lenders and their participants, within 5 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, any of the Lenders and their participants and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to Borrowers’ Agent by Agent or any participant shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes by a Borrower to a governmental authority, Borrowers’ Agent shall deliver to Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

16. General Provisions.

(a) Notices. Except as specifically provided in this Agreement or in any of the other Loan Documents, all notices and communications hereunder and thereunder will be in writing or by telephone subsequently confirmed in writing. Notices in writing will be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, or by facsimile transmission and will be deemed received, in the case of personal delivery, when delivered; in the case of overnight courier service, on the next Business Day after delivery to such service; in the case of mailing, on the fourth Business Day after mailing; and, in the case of facsimile transmission, upon transmittal if confirmed by the sender’s facsimile device; provided that in the case of notices to Agent, Agent will be charged with knowledge of the contents thereof only when such notice is actually received by Agent. A telephonic notice to Agent as understood by Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice. Notices to Agent or Borrowers will be sent to the addresses set forth on Item 28 of the Addendum, or any other address for Borrowers or Agent of which the other is notified by like notice.

(b) Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Term Loan payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Term Loan payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Term Loan that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of “Required Lenders” or “Pro Rata Share”, (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents) or subordinate any Lien granted in favor of the Agent for the benefit of the Lenders (except as otherwise provided in this Agreement and the other Loan Documents), or release the Borrower or (vi) amend, modify or waive this Section 16(b) of this Agreement, in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

(c) No Waiver. No waiver hereunder will be valid unless in writing signed by Required Lenders (or by Agent at the request of the Required Lenders) and then only to the extent therein stated. No delay or failure on Agent’s or any Lender’s part in the exercise of any right or remedy hereunder will operate as a waiver thereof or of Agent’s or any Lender’s right to exercise any other right or remedy.

(d) Time of Essence. Time is of the essence of this Agreement.

(e) Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f) Assignments and Participations.

(i)  This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Credit Party and the Agent and each Lender and their respective successors and assigns; provided, however, that none of the Credit Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

(ii)  Each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Term Loan made by it); provided, however, that (A) such assignment is in an amount which is at least $500,000 or a multiple of $100,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (x) an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $500,000 or a multiple of $100,000 in excess thereof), (B) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, and such parties shall deliver to the Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or Related Fund of such Lender), and (C) no written consent of the Agent shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Business Days after the delivery thereof to the Agent (or such shorter period as shall be agreed to by the Agent and the parties to such assignment), (1) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (2) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything contained to the contrary in this Section 16(f)(ii), a Lender may assign any or all of its rights under the Loan Documents to an Affiliate of such Lender or a Related Fund of such Lender without delivering an Assignment and Acceptance to the Agent; provided, that (x) the Borrowers and the Agent may continue to deal solely and directly with such assigning Lender in connection with the interest so assigned until such Lender and its assignee shall have executed and delivered an Assignment and Acceptance to the Agent for recordation and (y) the failure of such assigning Lender to deliver an Assignment and Acceptance to the Agent or any other Person shall not affect the legality, validity or binding effect of such assignment.

(iii)  By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or any of its Subsidiaries or the performance or observance by any Credit Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(iv)  The Agent shall, on behalf of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Term Loan (the “Registered Loans”) owing to each Lender from time to time. Other than in connection with an assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender shall maintain a register comparable to the Register.

(v)  Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Agent shall, if the Agent consents to such assignment and if such Assignment and Acceptance has been completed (A) accept such Assignment and Acceptance and (B) record the information contained therein in the Register.

(vi)  A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (or in the case of any assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, a register comparable to the Register) (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register (or in the case of any assignment by a Lender to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, a register comparable to the Register), together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same) on the Register, the Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

(vii)  In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(viii)  Any foreign Person who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2(o).

(ix)  Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Term Loan made by it); provided, that (A) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (C) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (1) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Term Loan, (2) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Term Loan or the fees payable under this Agreement, or (3) actions directly effecting a release of all or a substantial portion of the Collateral or any Credit Party (except as set forth in Section 14(h) of this Agreement or any other Loan Document).

(g) Governing Law; Submission to Jurisdiction, Service, Etc. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict of law provisions and principles, but including Section 5-1401 and Section 5-1402 of the General Obligations Law) of the State of New York. Each Borrower hereby consents to the non-exclusive jurisdiction of any United States Federal Court sitting in New York, New York or any New York state court sitting in New York, New York in any action, suit or other proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and each Borrower irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. Each Borrower waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Parent at Borrowers’ address for notices pursuant to this Agreement, and service so made shall be deemed to be completed with respect to all Borrowers five (5) days after the same shall have been so deposited in the United States mails. Nothing herein shall limit the right of Agent or any of the Lenders to bring proceedings against any Borrower or any Affiliate of any Borrower in the courts of any other jurisdiction. Any judicial proceeding commenced by any Borrower against Agent or any of the Lenders or any other holder of any Obligations, or any Affiliate of Agent or any of the Lenders or any other holder of any Obligations, involving, directly or indirectly, any matter in any way arising out of, related to or connected with any Loan Document shall be brought only in a United States Federal Court or New York state court sitting in New York, New York. Nothing in this Agreement shall be deemed or operate to affect the right of Agent or any of the Lenders to serve legal process in any other manner permitted by law or to preclude the enforcement by Agent or any of the Lenders of any judgment or order obtained in such forum or the taking of any action under this Agreement or any other Loan Document to enforce same in any other appropriate forum or jurisdiction.

(h) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS, EACH LENDER AND AGENT HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE OBLIGATIONS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY PARTY’S ACTIONS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF. EACH BORROWER, EACH LENDER AND Agent ACKNOWLEDGE THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.

(i) Waiver of Hearing. EACH BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH SUCH BORROWER HAS UNDER APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING AGENT, ANY OF THE LENDERS, THEIR SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON A DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH Agent OR ANY OF THE LENDERS MAY HAVE, EACH BORROWER CONSENTS THAT, IF Agent OR ANY OF THE LENDERS FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH APPLICABLE LAW AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND TO THE EXTENT OTHERWISE REQUIRED BY APPLICABLE LAW.

(j) Expenses. Borrowers shall pay on demand all of Agent’s and any of the Lender’s costs and expenses in connection with underwriting and performing due diligence with respect to the transactions contemplated hereby and the preparation, reproduction, execution, delivery, administration and enforcement of this Agreement, including the reasonable fees and out-of-pocket expenses of Agent’s and any of the Lender’s counsel, in each case whether incurred on, prior or subsequent to the Agreement Date. In addition, Borrowers shall pay any and all stamp and other taxes and recording and filing fees payable in connection with the execution and delivery of all other instruments and documents to be delivered hereunder. All provisions in this Agreement providing for the payment or reimbursement of Agent’s or any of the Lender’s attorneys’ fees and expenses include, without limitation, such fees and expenses incurred pursuant to or in connection with proceedings brought under 11 U.S.C., the Federal Bankruptcy Code.

(k) Execution in Counterparts; Execution by Fax or E-Mail; Waiver of Acceptance. This Agreement may be executed in separate counterparts, all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any other Loan Document by facsimile or e-mail shall be equally as effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Any party delivering an executed counterpart of this Agreement or any other Loan Document by facsimile or e-mail also shall deliver an original executed counterpart of this Agreement or such other Loan Document, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or such other Loan Document. To the fullest extent permitted by applicable law, each Borrower waives notice of Agent’s and any of the Lender’s acceptance of this Agreement and the other Loan Documents.

(l) No Third-Party Beneficiaries. Except as expressly set forth herein, neither (i) any stockholder or owner of any other equity interest in any Borrower, (ii) any of Borrower’s employees or creditors (other than Agent and any of the Lenders and their Affiliates), nor (iii) any other Person claiming by or through any Borrower shall be entitled to rely on this Agreement or have any rights, remedies or claims against Agent or any of the Lenders or any Affiliates of them under or in connection with this Agreement.

(m) Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding among Agent, the Lenders and Borrowers and supersede all prior agreements and understandings relating to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Term Loan and Security Agreement as of the day and year first above written.

Borrowers:

CAPITAL GROWTH SYSTEMS, INC.

By:
Name:
Title:

GLOBAL CAPACITY GROUP, INC.

By:
Name:
Title:

CENTREPATH, INC.

By:
Name:
Title:

20/20 TECHNOLOGIES, INC.

By:
Name:
Title:

20/20 TECHNOLOGIES I, LLC

By:
Name:
Title:

NEXVU TECHNOLOGIES, LLC

By:
Name:
Title:

FNS 2007, INC.

By:
Name:
Title:

CAPITAL GROWTH ACQUISITION, INC.

By:
Name:
Title:

VANCO DIRECT USA, LLC t/b/k/a GLOBAL CAPACITY DIRECT, LLC

By:
Name:
Title:

MAGENTA NETLOGIC LIMITED

By:
Name:
Title:

Agent and Lender:

ACF CGS, L.L.C.

By:
Name:
Title: